SECURITY AGREEMENT

This SECURITY AGREEMENT (the “Security Agreement”) dated and made effective as of December 31, 2019, is executed by BEYOND COMMERCE, INC., a Nevada corporation and TCA BEYOND COMMERCE, INC., a Wyoming limited liability company (the “Debtors”), with their chief executive offices located at 260-A West Broadway Avenue, Jackson, WY 83001 and TCA SPECIAL SITUATIONS CREDIT STRATEGIES ICAV (the “Secured Party”).

R E C I T A L S:

WHEREAS, pursuant to a Securities Purchase Agreement dated as of December 31, 2019 and effective as of December 31, 2019 by and between the Debtors and the Secured Party (the “Purchase Agreement”) and acknowledged and agreed by certain other credit parties, the Debtors have agreed to issue to the Secured Party and the Secured Party has agreed to purchase from the Debtors certain secured redeemable debentures (the “Debentures”), as more specifically set forth in the Purchase Agreement; and

WHEREAS, in order to induce the Secured Party to purchase the Debentures, the Debtors has agreed to execute and deliver to the Secured Party this Agreement for the benefit of the Secured Party and to grant to Secured Party an unconditional and continuing, first priority security interest in all of the assets and property of the Debtors to secure the prompt payment, performance and discharge in full of all of Debtors obligations under the Debentures, the Purchase Agreement and the other Transaction Documents.

A G R E E M E N T S:

1DEFINITIONS.

1.1Defined Terms.  Capitalized terms used but not otherwise defined in this Security Agreement (including the Recitals) shall have the meanings ascribed to them in the Purchase Agreement.  For the purposes of this Security Agreement, the following capitalized words and phrases shall have the meanings set forth below.

(a)“Capital Securities” shall mean, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the date hereof, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

(b)“Collateral” shall have the meaning set forth in Section 2.1 hereof.

(c)“Obligor” shall mean Debtors, or any other party liable with respect to the Obligations.

(d)“Organizational Identification Number” means, with respect to the Debtors, the organizational identification number assigned to the Debtors by the applicable governmental unit or agency of the jurisdiction of organization of the Debtors, if any.

(e)“Taxes” shall mean any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing.

(f)“Unmatured Event of Default” shall mean any event which, with the giving of notice, the passage of time or both, would constitute an Event of Default.

1.2Other Terms Defined in UCC.  All other capitalized words and phrases used herein and not otherwise specifically defined herein or in the Purchase Agreement shall have the respective meanings assigned to such terms in the UCC, to the extent the same are used or defined therein.

1.3Other Interpretive Provisions.

(a)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.  Whenever the context so requires, the neutral gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word “Debtors” shall be so construed.

(b)Section and Schedule references are to this Security Agreement unless otherwise specified.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement

(c)The term “including” (or words of similar import) is not limiting, and means “including, without limitation”.

(d)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

(e)Unless otherwise expressly provided herein: (i) references to agreements (including this Security Agreement and the other Transaction Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Transaction Document; and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(f)To the extent any of the provisions of the other Transaction Documents are inconsistent with the terms of this Security Agreement, the provisions of this Security Agreement shall govern.

(g)This Security Agreement and the other Transaction Documents may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

2SECURITY FOR THE OBLIGATIONS.

2.1Security for Obligations.  As security for the payment and performance of the Obligations, the Debtors do hereby pledge, assign, transfer, deliver and grant to Secured Party, for its own benefit and as agent for its Affiliates, a continuing and unconditional first priority security interest in and to any and all property of the Debtors, of any kind or description, tangible or intangible, wheresoever located and whether now existing or hereafter arising or acquired, including the following (all of which property for the Debtors, along with the products and proceeds therefrom, are individually and collectively referred to as the “Collateral”):

(a)all property of, or for the account of, the Debtors now or hereafter coming into the possession, control or custody of, or in transit to, Secured Party or any agent or bailee for Secured Party or any parent, affiliate or subsidiary of Secured Party or any participant with Secured Party in the Obligations (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all cash, earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

(b)the additional property of the Debtors, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of the Debtors books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of the Debtors right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:

(i)All Accounts and all goods whose sale, lease or other disposition by the Debtors have given rise to Accounts and have been returned to, or repossessed or stopped in transit by, the Debtors, or rejected or refused by any of its customers;

(ii)All Inventory, including raw materials, work-in-process and finished goods;

(iii)All goods (other than Inventory), including embedded software, Equipment, vehicles, furniture and Fixtures;

(iv)All Software and computer programs;

(v)All Securities, Investment Property, financial assets and Deposit Accounts, and all funds at any time deposited therewith, and all funds and amounts reserved or held back by any of the Debtors payment processing service providers;

(vi)All As-Extracted Collateral, Commodity Accounts, Commodity Contracts, and Farm Products;

(vii)All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds of letters of credit, Health-Care-Insurance Receivables, Supporting Obligations, notes secured by real estate, Commercial Tort Claims and General Intangibles, including Payment Intangibles; and

(viii)All real estate property owned by the Debtors and the interest of the Debtors in fixtures related to such real property;

(ix)All Proceeds (whether Cash Proceeds or Non-cash Proceeds) of the foregoing property, including all insurance policies and proceeds of insurance payable by reason of loss or damage to the foregoing property, including unearned premiums, and of eminent domain or condemnation awards.

2.2Possession and Transfer of Collateral.  Until an Event of Default which has not been cured or waived by the Secured Party has occurred, the Debtors shall be entitled to possession and use of the Collateral (other than Instruments or Documents (including Tangible Chattel Paper and Investment Property consisting of certificated securities) and other Collateral required to be delivered to Secured Party pursuant to this Section 2).  The cancellation or surrender of any promissory note evidencing an Obligation, upon payment or otherwise, shall not affect the right of Secured Party to retain the Collateral for any other of the Obligations, except upon payment in full of the Obligations.  The Debtors shall not sell, assign (by operation of law or otherwise), license, lease or otherwise dispose of, or grant any option with respect to any of the Collateral, except as permitted pursuant to the Purchase Agreement.

2.3Financing Statements.  The Debtors authorize Secured Party to prepare and file such financing statements, amendments and other documents and do such acts as Secured Party deems necessary in order to establish and maintain valid, attached and perfected, first priority security interests in the Collateral in favor of Secured Party, for its own benefit and as agent for its Affiliates, free and clear of all Liens and claims and rights of third parties whatsoever, except Permitted Liens.  The Debtors hereby irrevocably authorize Secured Party at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto that: (a) indicate the Collateral: (i) is comprised of all assets of the Debtors (or words of similar effect), regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed; or (ii) as being of an equal or lesser scope or within greater detail as the grant of the security interest set forth herein; and (b) contain any other information required by Section 5 of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including: (A) whether the Debtors are an organization, the type of organization and any Organizational Identification Number issued to the Debtors; and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates.  The Debtors agree to furnish any such information to Secured Party promptly upon request.  In addition, the Debtors shall make appropriate entries on its books and records disclosing the security interests of Secured Party, for its own benefit and as agent for its Affiliates, in the Collateral.  The Debtors hereby agree that a photogenic or other reproduction of this Security Agreement is sufficient for filing as a financing statement and the Debtors authorize Secured Party to file this Security Agreement as a financing statement in any jurisdiction.

2.4Preservation of the Collateral.  Secured Party may, but is not required to, take such actions from time to time as Secured Party reasonably deems appropriate to maintain or protect the Collateral. Secured Party shall have exercised reasonable care in the custody and preservation of the Collateral if Secured Party takes such action as the Debtors shall reasonably request in writing which is not inconsistent with Secured Party’s status as a secured party, but the failure of Secured Party to comply with any such request shall not be deemed a failure to exercise reasonable care; provided, however, Secured Party’s responsibility for the safekeeping of the Collateral shall: (i) be deemed reasonable if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property; and (ii) not extend to matters beyond the control of Secured Party, including acts of God, war, insurrection, riot or governmental actions.  In addition, any failure of Secured Party to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by the Debtors, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral.  The Debtors shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of the Debtors and Secured Party in the applicable Collateral against prior or third parties.  Without limiting the generality of the foregoing, where Collateral consists, in whole or in part, of Capital Securities, the Debtors represent to, and covenants with, Secured Party that the Debtors have made arrangements for keeping informed of changes or potential changes affecting the Capital Securities (including rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Debtors agree that Secured Party shall have no responsibility or liability for informing the Debtors of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

2.5Other Actions as to any and all Collateral.  The Debtors further agree to take any other action reasonably requested by Secured Party to ensure the attachment, perfection and first priority of, and the ability of Secured Party to enforce, the security interest of Secured Party, for its own benefit and as agent for its Affiliates, in any and all of the Collateral, including: (i) causing Secured Party’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the bank to enforce, the security interest of Secured Party, for its own benefit and as agent for its Affiliates, in such Collateral; (ii) complying with any provision of any statute, regulation or treaty of the United States as to any material portion of the Collateral as soon as possible but not more than forty-five (45) days after such request if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Secured Party to enforce, the security interest of Secured Party, for its own benefit and as agent for its Affiliates, in such Collateral; (iii) obtaining governmental and other third party consents and approvals, including, without limitation, any consent of any licensor, lessor or other Person with authority or control over or an interest in any material portion of the Collateral as soon as possible but not more than forty-five (45) days after such request; (iv) obtaining waivers from mortgagees and landlords in form and substance reasonably satisfactory to Secured Party which affect any material portion of the Collateral as soon as possible but not more than forty-five (45) days after such request; and (v) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction.  The Debtors further agree to indemnify and hold Secured Party harmless against claims of any Persons not a party to this Security Agreement concerning disputes arising over the Collateral, except to the extent resulting from the gross negligence or willful misconduct of Secured Party or its Affiliates.

2.6Collateral in the Possession of a Warehouseman or Bailee.  If any material portion of the Collateral at any time is in the possession of a warehouseman or bailee, the Debtors shall promptly notify Secured Party thereof, and, as soon as possible, but not more than forty-five (45) days later, shall obtain a collateral access agreement in form and substance reasonably satisfactory to Secured Party from such warehouseman or bailee.

2.7Letter-of-Credit Rights.  If a Debtor at any time is a beneficiary under a letter of credit now or hereafter issued in favor of such Debtor, such Debtor shall promptly notify Secured Party thereof and, at the request and option of Secured Party, such Debtor shall, pursuant to an agreement in form and substance reasonably satisfactory to Secured Party, either: (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Secured Party, for its own benefit and as agent for its Affiliates, of the proceeds of any drawing under the letter of credit; or (ii) arrange for Secured Party, for its own benefit and as agent for its Affiliates, to become the transferee beneficiary of the letter of credit, with Secured Party agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in the Purchase Agreement and the Debentures.

2.8Commercial Tort Claims.  If the Debtors shall at any time hold or acquire a Commercial Tort Claim, the Debtors shall promptly notify Secured Party in writing signed by the Debtors of the details thereof and grant to Secured Party, for its own benefit and as agent for its Affiliates, in such written notice or other written instrument, a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, in each case in form and substance reasonably satisfactory to Secured Party, and shall execute any amendments hereto deemed reasonably necessary by Secured Party to perfect the security interest of Secured Party, for its own benefit and as agent for its Affiliates, in such Commercial Tort Claim.

2.9Electronic Chattel Paper and Transferable Records.  If the Debtors at any time holds or acquires an interest in any electronic chattel paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as

in effect in any relevant jurisdiction, the Debtors shall promptly notify Secured Party thereof and, at the request of Secured Party, shall take such action as Secured Party may reasonably request to vest in Secured Party control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.  Secured Party agrees with the Debtors that Secured Party will arrange, pursuant to procedures reasonably satisfactory to Secured Party and so long as such procedures will not result in Secured Party’s loss of control, for the Debtors to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act, for a party in control to make without loss of control.

2.10Additional Requirements on Collateral.  The Debtors shall fully cooperate with Secured Party to obtain and keep in effect one or more control agreements in Deposit Accounts, Electronic Chattel Paper, Investment Property and Letter-of-Credit Rights Collateral.  Such control agreements shall only be required if, in the reasonable discretion of the Secured Party, the nature of the Collateral requires any such control agreements in order for the Secured Party to perfect its security interests in any Collateral as granted hereunder, and in such event, the Debtors shall promptly provide any such control agreements upon request from the Secured Party. In addition, the Debtors, at the Debtors expense, shall promptly: (A) execute all notices of security interest for each relevant type of Software and other General Intangibles in forms suitable for filing with any United States or foreign office handling the registration or filing of patents, trademarks, copyrights and other intellectual property and any successor office or agency thereto; and (B) take all commercially reasonable steps in any hearing, suit, action, or other proceeding before any such office or any similar office or agency in any other country or any political subdivision thereof, to diligently prosecute or maintain, as applicable, each application and registration of any Software, General Intangibles or any other intellectual property rights and assets that are part of the Collateral, including filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

3REPRESENTATIONS AND WARRANTIES.

The Debtors make the following representations and warranties to Secured Party:

3.1Debtors Organization and Name. Each Debtor is a corporation or limited liability company, duly organized, existing and in good standing under the laws of its State of organization, with full and adequate power to carry on and conduct its business as presently conducted.  The Debtors are duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities requires such qualification or licensing.  Each Debtor’s Organizational Identification Number, if applicable, is set forth in the Purchase Agreement.  The exact legal names of the Debtors are as set forth in the first paragraph of this Security Agreement, and the Debtors currently do not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name.

3.2Authorization.  The Debtors have full right, power and authority to enter into this Security Agreement and to perform all of its duties and obligations under this Security Agreement.  The execution and delivery of this Security Agreement and the other Transaction Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the articles of incorporation, bylaws, operating agreement, or other governing documents of the Debtors.  All necessary and appropriate action has been taken on the part of the Debtors to authorize the execution and delivery of this Security Agreement.

3.3Validity and Binding Nature.  This Security Agreement is the legal, valid and binding obligation of the Debtors, enforceable against the Debtors in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

3.4Consent; Absence of Breach.  The execution, delivery and performance of this Security Agreement and any other documents or instruments to be executed and delivered by the Debtors in connection herewith, do not and will not to the knowledge of the Debtors: (a) require any consent, approval, authorization, or filings with, notice to or other act by or in respect of, any governmental authority or any other Person (other than filings or notices pursuant to federal or state securities laws or other than any consent or approval which has been obtained and is in full force and effect); (b) conflict with: (i) any provision of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority; (ii) the articles of incorporation, bylaws, or other organic or governance document of the Debtors; or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Debtors or any of its properties or assets; or (c) require, or result in, the creation or imposition of any Lien on any asset of the Debtors, other than Liens in favor of Secured Party created pursuant to this Security Agreement and Permitted Liens.

3.5Ownership of Collateral; Liens.  The Debtors are the sole owners of all the Collateral, free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and other intellectual property rights), other than Permitted Liens.

3.6Adverse Circumstances.  No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which to the knowledge of the Debtors: (i) would have a Material Adverse Effect upon the Debtors; or (ii) would constitute an Event of Default or an Unmatured Event of Default.

3.7Security Interest.  This Security Agreement creates a valid security interest in favor of Secured Party in the Collateral and, when properly perfected by filing in the appropriate jurisdictions, or by possession or control of such Collateral by Secured Party or delivery of such Collateral to Secured Party, shall constitute a valid, perfected, first-priority security interest in such Collateral.

3.8Place of Business.  The principal place of business and books and records of the Debtors are set forth in the preamble to this Security Agreement, and the location of all Collateral, if other than at such principal place of business, is as set forth on Schedule 3.8 attached hereto and made a part hereof, and the Debtors shall promptly notify Secured Party of any change in such locations.  The Debtors will not remove or permit the Collateral to be removed from such locations without the prior written consent of Secured Party, except as permitted pursuant to the Purchase Agreement.

3.9Complete Information.  This Security Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials and information heretofore or contemporaneously herewith furnished in writing by the Debtors to Secured Party for purposes of, or in connection with, this Security Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Debtors to Secured Party pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by Secured Party that any projections and forecasts provided by the Debtors are based on good faith estimates and assumptions believed by the Debtors to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

4REMEDIES.

Upon the occurrence of any default in the payment or performance of any of the covenants, conditions and agreements contained in this Security Agreement or any other Event of Default, Secured Party shall have all rights, powers and remedies set forth in this Security Agreement or the other Transaction Documents or in any other written agreement or instrument relating to any of the Obligations or any security therefor, as a secured party under the UCC or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, Secured Party may, at its option upon the occurrence of an Event of Default, declare its commitments to the Debtors to be terminated and all Obligations to be immediately due and payable, or, if provided in the Transaction Documents, all commitments of Secured Party to the Debtors shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of Secured Party.  The Debtors hereby waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Secured Party’s rights under the Transaction Documents, and hereby consents to, and waives notice of release, with or without consideration, of any Collateral, notwithstanding anything contained herein or in the Transaction Documents to the contrary.  In addition to the foregoing:

4.1Possession and Assembly of Collateral.  Secured Party may, without notice, demand or the initiation of legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which Secured Party already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may at any time enter into any of the Debtors premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and Secured Party shall have the right to store and conduct a sale of the same in any of the Debtors premises without cost to Secured Party.  At Secured Party’s request, the Debtors will, at the Debtors sole expense, assemble the Collateral and make it available to Secured Party at a place or places to be designated by Secured Party which is reasonably convenient to Secured Party and the Debtors.

4.2Sale of Collateral.  Secured Party may sell any or all of the Collateral at public or private sale, upon such terms and conditions as Secured Party may deem proper, and Secured Party may purchase any or all of the Collateral at any such sale.  The Debtors acknowledges that Secured Party may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers.  The Debtors consent to any such private sale so made even though at places and upon terms less favorable than if the Collateral were sold at public sale.  Secured Party shall have no obligation to clean-up or otherwise prepare the Collateral for sale.  Secured Party may apply the net proceeds, after deducting all costs, expenses, attorneys’ and paralegals’ fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of the Obligations, returning the excess proceeds, if any, to the Debtors.  The Debtors shall remain liable for any amount remaining unpaid after such application, with interest at the default rate under the Debentures.  Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by Secured Party at least ten (10) calendar days before the date of such disposition.  The Debtors hereby confirm, approve and ratify all acts and deeds of Secured Party relating to the foregoing, and each part thereof, and expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against Secured Party or its representatives, by reason of taking, selling or collecting any portion of the Collateral.  The Debtors consent to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as Secured Party shall deem appropriate.  The Debtors expressly absolve Secured Party from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or non-enforcement of any rights or remedies under this Security Agreement.

4.3Standards for Exercising Remedies.  To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, The Debtors acknowledge and agree that it is not commercially unreasonable for Secured Party: (i) to incur reasonable expenses deemed necessary by Secured Party to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition; (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to exercise collection remedies against any of its customer or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral; (iv) to exercise collection remedies against any of its customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (vi) to contact other Persons, whether or not in the same business as the Debtors, for expressions of interest in acquiring all or any portion of the Collateral; (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (ix) to dispose of assets in wholesale rather than retail markets; (x) to disclaim disposition warranties, including any warranties of title; (xi) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral; or (xii) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral.  The Debtors acknowledge that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by Secured Party would not be commercially unreasonable in Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section.  Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to the Debtors or to impose any duties on Secured Party that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section.

4.4UCC and Offset Rights.  Secured Party may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Security Agreement or in any other agreements between any Obligor and Secured Party, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection and attorneys’ and paralegals’ fees and costs, and in such order of application as Secured Party may, from time to time, elect, any indebtedness of Secured Party to any Obligor, however created or arising, including balances, credits, deposits, accounts or moneys of such Obligor in the possession, control or custody of, or in transit to Secured Party.  The Debtors, on behalf of itself and any Obligor, hereby waives the benefit of any law that would otherwise restrict or limit Secured Party in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from Secured Party to any Obligor.

4.5Additional Remedies.  Upon the occurrence of an Event of Default, Secured Party shall have the right and power to:

(a)instruct the Debtors, at their own expense, to notify any parties obligated on any of the Collateral, including any of its customers and of Debtors payment processing service providers, to make payment directly to Secured Party of any amounts due or to become due thereunder, or Secured Party may directly notify such obligors of the security interest of Secured Party, and/or of the assignment to Secured Party of the Collateral and direct such obligors to make payment to Secured Party of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon;

(b)enforce collection of any of the Collateral, including any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

(c)take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

(d)extend, renew or modify for one or more periods (whether or not longer than the original period) the Obligations or any obligation of any nature of any other obligor with respect to the Obligations;

(e)grant releases, compromises or indulgences with respect to the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to the Obligations;

(f)transfer the whole or any part of Capital Securities which may constitute Collateral into the name of Secured Party or Secured Party’s nominee without disclosing, if Secured Party so desires, that such Capital Securities so transferred are subject to the security interest of Secured Party, and any corporation, association, or any of the managers or trustees of any trust issuing any of such Capital Securities, or any transfer agent, shall not be bound to inquire, in the event that Secured Party or such nominee makes any further transfer of such Capital Securities, or any portion thereof, as to whether Secured Party or such nominee has the right to make such further transfer, and shall not be liable for transferring the same;

(g)vote the Collateral;

(h)make an election with respect to the Collateral under Section 1111 of the Bankruptcy Code or take action under Section 364 or any other section of Bankruptcy Code; provided, however, that any such action of Secured Party as set forth herein shall not, in any manner whatsoever, impair or affect the liability of the Debtors hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive Secured Party’s rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, the Debtors, any guarantor or other Person liable to Secured Party for the Obligations; and

(i)at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Security Agreement, the Transaction Documents, or any of the other Obligations, or Secured Party’s rights hereunder, under the Obligations.

The Debtors hereby ratify and confirm whatever Secured Party may do with respect to the Collateral and agrees that Secured Party shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral.

4.6Attorney-in-Fact.  The Debtors hereby irrevocably make, constitute and appoint Secured Party (and any officer of Secured Party or any Person designated by Secured Party for that purpose) as the Debtors true and lawful proxy and attorney-in-fact (and agent-in-fact) in the Debtors name, place and stead, with full power of substitution, to: (i) take such actions as are permitted in this Security Agreement; (ii) execute such financing statements and other documents and to do such other acts as Secured Party may require to perfect and preserve Secured Party’s security interest in, and to enforce such interests in the Collateral; and (iii) upon the occurrence of an Event of Default, carry out any remedy provided for in this Security Agreement, the Debentures, the Purchase Agreement, or otherwise at law or in equity, including endorsing the Debtors name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of the Debtors, changing the address of the Debtors to that of Secured Party, opening all envelopes addressed to the Debtors and applying any payments contained therein to the Obligations, and changing any merchant accounts or instructions to the Debtors payment processing service providers regarding any credit/debit card payments from any of its customers.  The Debtors hereby acknowledge that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable.  The Debtors hereby ratify and confirm all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Security Agreement.

4.7No Marshaling.  Secured Party shall not be required to marshal any present or future collateral security (including this Security Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order.  To the extent that it lawfully may, the Debtors hereby agree that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Secured Party’s rights under this Security Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Debtors hereby irrevocably waive the benefits of all such laws.

4.8No Waiver.  No Event of Default shall be waived by Secured Party except in writing.  No failure or delay on the part of Secured Party in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  There shall be no obligation on the part of Secured Party to exercise any remedy available to Secured Party in any order.  The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity.  The Debtors agree that in the event that the Debtors fail to perform, observe or discharge any of its Obligations or liabilities under this Security Agreement or any other agreements with Secured Party, no remedy of law will provide adequate relief to Secured Party, and further agrees that Secured Party shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

4.9 Application of Proceeds.  Secured Party will, within three (3) Business Days after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source, apply the whole or any part thereof against the Obligations secured hereby.  Secured Party shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon the Debtors.  Any proceeds of any disposition by Secured Party of all or any part of the Collateral may be first applied by Secured Party to the payment of expenses incurred by Secured Party in connection with the Collateral, including reasonable attorneys’ fees and legal expenses and costs as provided for in Section 5.14 hereof.

5MISCELLANEOUS.

5.1Entire Agreement.  This Security Agreement and the other Transaction Documents: (i) are valid, binding and enforceable against the Debtors and Secured Party in accordance with their respective provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof; and (iii) are the final expression of the intentions of the Debtors and Secured Party.  No promises, either expressed or implied, exist between the Debtors and Secured Party, unless contained herein or therein.  This Security Agreement, together with the other Transaction Documents, supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Security Agreement and the other Transaction Documents.  This Security Agreement and the other Transaction Documents are the result of negotiations between Secured Party and the Debtors and have been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties, and are the products of all parties.  Accordingly, this Security Agreement and the other Transaction Documents shall not be construed more strictly against Secured Party merely because of Secured Party's involvement in their preparation.  THE DEBTORS ACKNOWLEDGE THAT IT HAS NOT RELIED UPON ANY STATEMENTS, PROMISES OR REPRESENTATIONS, IF ANY, THAT ARE NOT CONTAINED WITHIN THIS SECURITY AGREEMENT OR IN ANY OTHER THE TRANSACTION DOCUMENT AND WAIVES ANY RIGHTS, DEFENSES, OR CLAIMS ARISING FROM ANY SUCH STATEMENTS, PROMISES OR REPRESENTATIONS.

5.2Amendments; Waivers.  No delay on the part of Secured Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by Secured Party of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.  No amendment, modification or waiver of, or consent with respect to, any provision of this Security Agreement or the other Transaction Documents shall in any event be effective unless the same shall be in writing and acknowledged by Secured Party, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

5.3WAIVER OF CLAIMS AND DEFENSES. THE DEBTORS WAIVE EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE DEBTORS MAY NOW HAVE AS OF THE DATE HEREOF, OR AS IT MAY IN THE FUTURE COME TO HAVE, TO ANY ACTION BY SECURED PARTY IN ENFORCING THIS SECURITY AGREEMENT OR ANY OTHER TRANSACTION DOCUMENTS -- OTHER THAN FOR SET OFF TO ESTABLISH THE AMOUNTS DUE AND PAID IN RESPECT OF THE DEBENTURES. THE DEBTORS UNDERSTAND AND AGREES THAT IT IS WAIVING DEFENSES AND CLAIMS WHICH MAY NOT YET HAVE ACCRUED OR OF WHICH IT MAY NOT YET BE AWARE AS MATERIAL INDUCEMENT FOR SECURED PARTY ENTERING THIS SECURITY AGREEMENT AND GRANTING ANY FINANCIAL ACCOMMODATION TO THE DEBTORS. THIS PROVISION IS INTENDED TO BE CONSTRUED AS BROADLY AS PERMISSIBLE UNDER APPLICABLE LAW. FURTHER, THE DEBTORS UNDERSTAND AND ACKNOWLEDGE THAT THE AGENTS AND REPRESENTATIVES OF THE SECURED PARTY DO NOT HAVE AUTHORITY TO MAKE ANY STATEMENTS, PROMISES OR REPRESENTATIONS IN CONFLICT WITH OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS SECURITY AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND SECURED PARTY HEREBY SPECIFICALLY DISCLAIMS ANY RESPONSIBILITY FOR ANY SUCH STATEMENTS, PROMISES OR REPRESENTATIONS. BY EXECUTION OF THIS AGREEMENT, THE DEBTORS ACKNOWLEDGE THAT IT HAS NOT RELIED UPON SUCH STATEMENTS, PROMISES OR REPRESENTATIONS, IF ANY, AND WAIVES ANY RIGHTS, DEFENSES, OR CLAIMS ARISING FROM ANY SUCH STATEMENTS, PROMISES OR REPRESENTATIONS.

5.4MANDATORY FORUM SELECTION.  TO INDUCE SECURED PARTY TO MAKE CERTAIN FINANCIAL ACCOMODATIONS TO THE DEBTORS, THE DEBTORS IRREVOCABLY AGREE THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS SECURITY AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS SECURITY AGREEMENT ANY OTHER TRANSACTION DOCUMENT, OR THE COLLATERAL (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL, EXCEPT AS HEREINAFTER PROVIDED, BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA; PROVIDED, HOWEVER, SECURED PARTY MAY, AT SECURED

PARTY’S SOLE OPTION, ELECT TO BRING ANY ACTION IN ANY OTHER JURISDICTION.  THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW. THE DEBTORS HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING IT SITUS IN SUCH COUNTY (OR TO ANY JURISDICTION OR VENUE, IF SECURED PARTY SO ELECTS), AND THE DEBTORS HEREBY WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS.

5.5WAIVER OF PERSONAL SERVICE. THE DEBTORS HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY FEDERAL EXPRESS, DIRECTED TO THE DEBTORS, AS SET FORTH AND ACCORDING TO THE TERMS IN THE NOTICE PROVISIONS HEREIN. THE DEBTORS AGREE THAT NO ACKNOWLEDGMENT OF ACTUAL RECEIPT OF PROCESS IS REQUIRED AND SERVICE WILL BE DEEMED EFFECTIVE PURSUANT TO TERMS OF NOTICE PROVISIONS CONTAINED HEREIN. SERVICE MAY ALSO BE MADE IN ANY MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

5.6WAIVER OF JURY TRIAL.  THE DEBTORS AND SECURED PARTY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS SECURITY AGREEMENT, ANY NOTE, ANY OTHER TRANSACTION DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH SECURED PARTY AND THE DEBTORS ARE ADVERSE PARTIES, AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR SECURED PARTY GRANTING ANY FINANCIAL ACCOMMODATION TO THE DEBTORS.

5.7Assignability.  Secured Party, without consent from or notice to anyone, may at any time assign Secured Party’s rights in this Security Agreement, the other Transaction Documents, the Obligations, or any part thereof and transfer Secured Party’s rights in any or all of the Collateral, and Secured Party thereafter shall be relieved from all liability with respect to such Collateral.  This Security Agreement shall be binding upon Secured Party and the Debtors and its respective legal representatives and successors.  All references herein to the Debtors shall be deemed to include any successors, whether immediate or remote.  In the case of a joint venture or partnership, the term “Debtors” shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

5.8Binding Effect.  This Security Agreement shall become effective upon execution by the Debtors and Secured Party, and shall bind the Debtors and Secured Party, and their respective successors and permitted assigns.

5.9Governing Law.  Except in the case of the Mandatory Forum Selection Clause in Section 5.4 above, which clause shall be governed and interpreted in accordance with Florida law, this Security Agreement shall be delivered and accepted in and shall be deemed to be a contract made under and governed by the internal laws of the State of Wyoming, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

5.10Enforceability.  Wherever possible, each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

5.11Time of Essence.  Time is of the essence in making payments of all amounts due Secured Party under the Transaction Documents and in the performance and observance by the Debtors of each covenant, agreement, provision and term of this Security Agreement and the other Transaction Documents.

5.12Counterparts; Facsimile Signatures.  This Security Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Security Agreement.  Receipt of an executed signature page to this Security Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof.  Electronic records of executed Transaction Documents maintained by Secured Party shall be deemed to be originals thereof.

5.13Notices.  Except as otherwise provided herein, the Debtors waive all notices and demands in connection with the enforcement of Secured Party’s rights hereunder.  All notices, requests, demands and other communications provided for hereunder shall be made in accordance with the terms of the Purchase Agreement.

5.14Costs, Fees and Expenses.  The Debtors shall pay or reimburse Secured Party for all reasonable costs, fees and expenses incurred by Secured Party or for which Secured Party becomes obligated in connection with the enforcement or defense of this Security Agreement, including search fees, costs and expenses and attorneys’ fees, costs and time charges of counsel to Secured Party and all taxes payable in connection with this

Security Agreement.  In furtherance of the foregoing, the Debtors shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Security Agreement and the other Transaction Documents to be delivered hereunder, and agrees to save and hold Secured Party harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.  That portion of the Obligations consisting of costs, expenses or advances to be reimbursed by the Debtors to Secured Party pursuant to this Security Agreement or the other Transaction Documents which are not paid on or prior to the date hereof shall be payable by the Debtors to Secured Party on demand.  If at any time or times hereafter Secured Party: (a) employs counsel for advice or other representation: (i) with respect to this Security Agreement or the other Transaction Documents; (ii) to represent Secured Party in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by Secured Party, the Debtors, or any other Person) in any way or respect relating to this Security Agreement; or (iii) to enforce any rights of Secured Party against the Debtors or any other Person under of this Security Agreement; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any of the Collateral; and/or (c) attempts to or enforces any of Secured Party’s rights or remedies under this Security Agreement, the costs and expenses incurred by Secured Party in any manner or way with respect to the foregoing, shall be part of the Obligations, payable by the Debtors to Secured Party on demand.

5.15Termination.  This Security Agreement and the Liens and security interests granted hereunder shall not terminate until the termination of the Purchase Agreement and the commitments to make Loans thereunder and the full and complete performance and satisfaction and payment in full of all the Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted).  Upon termination of this Security Agreement, Secured Party shall also timely deliver to the Debtors (at the sole expense of the Debtors) such UCC termination statements, certificates for terminating the liens on the Motor Vehicles (if any) and such other documentation, without recourse, warranty or representation whatsoever, as shall be reasonably requested by the Debtors to effect the termination and release of the Liens and security interests in favor of Secured Party affecting the Collateral; provided, however, to the extent any such terminations or releases require Secured Party to expend any sums in terminating or releasing any such Liens, Secured Party may refrain from terminating or releasing such Liens unless and until the Debtors pay to Secured Party the estimated cost, as reasonably and promptly determined by Secured Party, of effectuating such terminations or releases.

5.16Reinstatement.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Debtors for liquidation or reorganization, should the Debtors become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Debtors assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

5.17Increase in Obligations.  It is the intent of the parties to secure payment of the Obligations, as the amount of such Obligations may increase from time to time in accordance with the terms and provisions of the Transaction Documents, and all of the Obligations, as so increased from time to time, shall be and are secured hereby.  Upon the execution hereof, the Debtors shall pay any and all documentary stamp taxes and/or other charges required to be paid in connection with the execution and enforcement of the Transaction Documents, and if, as and to the extent the Obligations are increased from time to time in accordance with the terms and provisions of the Transaction Documents, then the Debtors shall immediately pay any additional documentary stamp taxes or other charges in connection therewith.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Debtors and Secured Party have executed this Security Agreement as of the date first above written.

Debtors:

BEYOND COMMERCE, INC.

By:__________________________

Name: Geordan Pursglove

Title: Chief Executive Officer

STATE OF ____________)

 SS.

COUNTY OF ____________)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DOES HEREBY CERTIFY that Geordan Pursglove, the Chief Executive Officer of Beyond Commerce, Inc., a Nevada corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this _____ day of ________________, 20____.

______________________________________

Notary Public

My Commission Expires:

______________________________________

[Signature Page to Security Agreement (Issuer)]

Debtors:

TCA BEYOND COMMERCE,   LLC

By:__________________________

Name: Carlos Sandino

Title: Manager

STATE OF ____________)

 SS.

COUNTY OF ____________)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DOES HEREBY CERTIFY that Carlos Sandino, a Manager of TCA Beyond Commerce, LLC, a Wyoming limited liability company, who is personally known to me to be the same person whose name is subscribed to the foregoing, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said limited liability company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this _____ day of ________________, 20____.

______________________________________

Notary Public

My Commission Expires:

______________________________________

[Signature Page to Security Agreement (Issuer)]

IN WITNESS WHEREOF, Debtor and Secured Party have executed this Security Agreement as of the date first above written.

Agreed and accepted:

Secured Party:

TCA SPECIAL SITUATIONS CREDIT STRATEGIES ICAV

By: ______________________________

Name:

Title:

[Signature Page – Security Agreement (Issuer)]

Schedule 3.8

Collateral Locations/Places of Business

3773 Howard Hughes Pkwy, Suite 500

Las Vegas, NV 89169